UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

Green Star Alternative Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA		92661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 903-0468

1660 Hotel Circle North, Suite 207, San Diego, CA 92108-2808
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 31, 2011, Green Star Alternative Energy, Inc. (the “Registrant”) dismissed CHANG G. PARK, CPA, Ph. D. (“Chang Park”) as its independent registered public accounting firm.  The decision was approved by the Registrant’s Board of Directors.

The reports of Chang Park on the Registrant’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern.  During the Registrant’s fiscal years ended December 31, 2009 and 2008, and the subsequent period through the date of this report, there were (i) no disagreements with Chang Park on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chang Park would have caused Chang Park to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Chang Park with a copy of the disclosures made in this Current Report on Form 8-K and requested that Chang Park furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree.  A copy of the letter furnished by Chang Park is attached as Exhibit 16.1 hereto.

On January 31, 2011, the Registrant engaged Anton & Chia, LLP (“Anton & Chia”) as the Registrant’s new independent registered public accounting firm.  The appointment of Anton & Chia was approved by the Registrant’s Board of Directors.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. 16.1	Letter from Chang G. Park, CPA, Ph. D. dated February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC.

Date: February 1, 2011	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: President and Chief Financial Officer